                                     EXHIBIT 11.1

                                   CONCEPTUS, INC.

                    STATEMENT RE COMPUTATION OF NET LOSS PER SHARE

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
                                                   THREE MONTHS                   SIX MONTHS
                                                  ENDED JUNE 30,                 ENDED JUNE 30,
                                                1996           1995           1996           1995
                                              --------       --------       --------       --------
Net loss                                      $ (1,629)      $ (1,306)      $ (3,094)      $ (2,514)

Shares used in computing
  net loss per share:

     Weighted average shares
       of common stock outstanding               9,127            176          7,629            175

     Shares related to Staff Accounting
       Bulletin Topic 4D                             -          1,403              -          1,403
                                              --------       --------       --------       --------

Total shares used in computing
  net loss per share                             9,127          1,579          7,629          1,578
                                              --------       --------       --------       --------
                                              --------       --------       --------       --------

Net loss per share                            $  (0.18)      $  (0.83)      $  (0.41)      $  (1.59)
                                              --------       --------       --------       --------
                                              --------       --------       --------       --------

Shares used in computing
  supplemental net loss per share:

     Weighted average shares
       of common stock outstanding               9,127            176          7,629            175

     Weighted average shares
       of the assumed conversion
       of redeemable convertible
       preferred stock                               -          4,154            753          3,829
                                              --------       --------       --------       --------

Total shares used in computing
  supplemental net loss per share                9,127          4,330          8,382          4,004
                                              --------       --------       --------       --------
                                              --------       --------       --------       --------

Supplemental net loss per share               $  (0.18)      $  (0.30)      $  (0.37)      $  (0.63)
                                              --------       --------       --------       --------
                                              --------       --------       --------       --------
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